UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): June 1, 2009

YONGYE BIOTECHNOLOGY INTERNATIONAL, INC.
(Exact name of registrant as specified in charter)

Nevada	333-143314	20-8051010
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6th Floor, Suite 608, Xue Yuan International Tower,
No. 1 Zhichun Road, Haidian District, Beijing, PRC

(Address Of Principal Executive Offices) (Zip Code)

+86 10 8231 8626
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other events.

On June 1, 2009, Inner Mongolia Yongye Nongfeng Biotechnology Co., Ltd., a cooperative joint venture (the “CJV”) formed under PRC law by Asia Standard Oil Limited, a wholly owned subsidiary of Yongye Biotechnology International, Inc. (the “Company”) and Inner Mongolia Yongye Biotechnology Co., Ltd. (the “Inner Mongolia Yongye”), was granted a fertilizer license (the “License”) by the PRC Ministry of Agriculture. The fertilizer license, which had been previously issued to Inner Mongolia Yongye, will permit the CJV to manufacture its own fulvic acid products.  Now that the License has been received, the Company is required to acquire the remaining land and assets related to the manufacture of fulvic acid products from Inner Mongolia Yongye in order to fulfill its obligations with respect to the CJV Restructuring (as defined therein) under the Securities Purchase Agreement by and among the Company and certain investors dated as of September 5, 2008.  The deadline for meeting these obligations is October 11, 2009. In the event that the CJV Restructuring has not been completed by such date, 2,000,000 shares of the Company’s common stock currently owned by Full Alliance International Limited and held in escrow, will be released to the investors in the Company’s September 2008 financing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YONGYE BIOTECHNOLOGY INTERNATIONAL, INC.

Dated: June 8, 2009	By:	/s/ Zishen Wu
Name: Zishen Wu
Title: Chairman, President and CEO